CERTIFICATE OF AMENDMENT
OF
AGREEMENT AND DECLARATION
OF TRUST
OF
DELAWARE GROUP FOUNDATION
FUNDS

         The undersigned Trustees
of Delaware
         Group Foundation Funds, a
Delaware
         statutory trust (the
Trust), constituting a
         majority of the Board of
Trustees of the
         Trust (the Trustees), do
hereby  certify:
         First. That pursuant to
the authority granted to the
Trustees in Article VII, Section 5
of the Agreement and Declaration of
Trust of the Trust (the Declaration
of Trust), Article VII, Section 2
of the Declaration of Trust is
hereby amended by deleting the
second sentence of Section 2(a) in
its entirety and replacing it with
the following sentence:
The Trust, out of Trust Property,
shall
indemnify and hold harmless each
officer
and Trustee of the Trust from and
against
claims and demands arising out of
or
related to such officers or
Trustees
performance of his or her duties as
an
officer or Trustee of the Trust,
subject to
the provisions set forth in Article
VI of
the ByLaws.
         Second. That the above
amendment to Article VII, Section 2
of the Declaration of Trust is
effective as of November 15, 2006.
      IN WITNESS WHEREOF, the
undersigned
      Trustees of Delaware Group
Foundation
      Funds, certify as to the
above as of the 15th
      day of November, 2006.

___________________________________
Patrick P. Coyne
Trustee

__________________________________
Ann R. Leven
Trustee

___________________________________
Thomas L. Bennett
Trustee

___________________________________
Thomas F. Madison
Trustee

___________________________________
John A. Fry
Trustee

___________________________________
Janet L. Yeomans
Trustee

___________________________________
Anthony D. Knerr
Trustee

___________________________________
J. Richard Zecher
Trustee

___________________________________
Lucinda S. Landreth
Trustee


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